EXHIBIT 10.7(d)

December 18, 2002

Infonet Services Corporation

2100 East Grand Avenue

El Segundo, CA 90245

Attn:	Akbar Firdosy

Chief Financial Officer

Dear Akbar:

        Reference is made to the Credit Agreement dated as of August 17, 1999, as amended (the “Credit Agreement”), among Infonet Services Corporation (“Borrower”), the several lenders parties thereto, Merrill Lynch & Co., as Lead Arranger, Book Manager and Syndication Agent, The Bank of Nova Scotia, as Administrative Agent (“Administrative Agent”) and Societe Generale, as Documentation Agent. All capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement. Borrower has given notice of its intent to prepay the Loans in full on December 20, 2002 (the “Payoff Date”).

        This letter will confirm that, if paid by wire transfer of immediately available funds to:

        ABA #:  026 00 2532

        Name of Bank:  Bank of Nova Scotia

        City, State:  New York, NY

        Account #:  2468-16

        Account Name:  Infonet Services Corporation

        Reference:

and received by 3:00 p.m. (New York time) on the Payoff Date, the amount necessary to pay in full all principal, interest, fees and all other obligations (subject to paragraph (4) below) owing by the Borrower under the Loan Documents is $82,194,184.99 (excludes breakage costs, to be paid by the Borrower pursuant to Section 2.19 of the Credit Agreement), as described in more detail on Schedule 1 attached hereto (the “Payoff Amount”).

        This letter further confirms that upon, and effective automatically as of, the time of receipt by the Administrative Agent of the Payoff Amount in the manner described above (such time being referred to as the “Effective Time”):

(1)    all indebtedness of the Borrower and any other Loan Party for credit extended under the Credit Agreement or any other Loan Document shall be fully paid and discharged;

(2)    all unfunded commitments to make loans or otherwise extend credit to the Borrower under the Credit Agreement shall be terminated;

(3)    all guaranties, security interests and other liens granted to or held by the Administrative Agent or the Lenders as security for such indebtedness (whether under the Loan Documents referred to in the Credit Agreement or not, and whether or not any other obligations of any other person are also secured thereby) shall be forever satisfied, released and discharged; and

(4)    all other obligations of the Borrower and any other Loan Party under the Credit Agreement, the Security Documents or any other Loan Documents shall be released and discharged, except only those that are expressly specified in the Credit Agreement or any of the other Loan Documents as surviving that respective agreement’s termination, which shall, as so specified, survive without prejudice and remain in full force and effect.

Promptly following the Effective Time, the Administrative Agent will deliver to the Borrower (a) executed Uniform Commercial Code termination statements, cancellation of security deed and such other instruments of release and discharge pertaining to the security interests and liens described in paragraph (4) above of the Administrative Agent or the Lenders in any of the property, real or personal, of the Borrower and any other Loan Party as the Borrower may reasonably request to effectuate, or reflect of public record, the release and discharge of all such security interests and liens, (b) all Pledged Securities (as defined in the Guarantee and Collateral Agreement), together with all stock powers or endorsements, including those set forth on Schedule 2, and (c) the Notes of all Lenders marked “cancelled”. Following the Effective Time, the Administrative Agent further authorizes the Loan Parties to prepare and file without signature of the Administrative Agent Uniform Commercial Code termination statements for all UCC-1 financing statements filed by the Administrative Agent naming a Loan Party as debtor, including those set forth on Schedule 2 hereto. The Administrative Agent will, from and after the Effective Time, deliver such other termination statements or documents as the Borrower may from time to time reasonably request to effectuate, or reflect of public record, the release and discharge of such security interests and liens. All of the foregoing deliveries shall be at the expense of the Borrower, with no liability to the Administrative Agent or any Lender, and with no representation or warranty by or recourse to the Administrative Agent or any Lender.

This letter agreement shall become effective only when signed by the Administrative Agent and accepted by the Borrower in the space provided below.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,
THE BANK OF NOVA SCOTIA as Administrative Agent

By:	/s/ JOSE CARLOS
Name:	Jose Carlos
Title:	Director

Agreed to by the undersigned:

INFONET SERVICES CORPORATION

By:	/s/ AKBAR H. FIRDOSY
Name:	Akbar H. Firdosy
Title:	Vice President, Chief Financial Officer, Treasurer Infonet Services Corporation

Schedule 1

Principal	$81,379,457.00
Interest	$814,727.99
Fees
Expenses

Payoff Amount	$82,194,184.99	*

*	excludes breakage costs to be paid by the Borrower pursuant to Section 2.19 of the Credit Agreement.

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